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                                     BYLAWS

                                       OF

                       MELODY TENT AND AMPHITHEATER, INC.


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[TABLE OF CONTENTS DELETED]

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                                     BYLAWS

                                       OF

                       MELODY TENT AND AMPHITHEATER, INC.


                                    ARTICLE I

                                     OFFICES

         Section 1.1 Registered Office. The initial registered office shall be located at 2825 Penn Avenue, Pittsburgh, Allegheny County, Pennsylvania 15222.

         Section 1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place of Meetings. Meetings of the shareholders shall be held at the office of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be fixed or determined by the Board of Directors, or the person or persons calling the meeting.

         Section 2.2 Annual Meetings. An annual meeting of the shareholders shall be held May 15 if not a legal holiday, and if a legal holiday, then on the next succeeding business day following, at 5:00 P.M., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.3 Special Meetings. Special meetings of the shareholders may be called at any time by any Officer of the Corporation, by a majority of the Board of Directors or the shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such a time, not more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such a call, the person or persons making the request may issue the call.

         Section 2.4 Notice. Written notice of any meeting of shareholders, stating the place, the date and hour and any other information required by law, shall be given to the shareholder

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entitled to vote thereat either personally; by first class or express mail, postage prepaid; by telegram, telex with answerback received, or by telecopier with answerback received to his or her address or telex, telecopier or telephone number, appearing on the books of the corporation at least five days before such meeting unless a greater period of notice is required by statute in a particular case. If notice is mailed, then such notice will be deemed to be given when deposited in the United States mail properly addressed with proper postage thereon. If by telegram, then when delivered to the telegraph company and if by telex or telecopier when transmitted or sent by the telex or telecopier machine at least five days before such meeting, unless a greater period of notice is required by statute in a particular case.

         Section 2.5 Quorum and Adjournment. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, any meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and (a) shareholders who attend a meeting called for the election of directors, which has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors; and (b) those shareholders entitled to vote who attend a meeting which has been previously adjourned for one (1) or more periods aggregating fifteen (15) days because of the absence of a quorum, shall although less than a quorum, nevertheless constitute a quorum for the purpose of acting on any matter set forth in the notice of the meeting if the notice stated that those shareholders who attend the adjourned meeting shall constitute a quorum for the purpose of acting on the matter. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.6 Vote Required. (a) When a quorum is present or represented at any meeting, a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or by these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  (b) At each shareholder's meeting, every shareholder entitled to vote shall have the right of one vote for every share having voting power standing in his or her name on the books of the corporation.

                  (c) In all elections for Directors, every shareholder entitled to vote shall have the right, in person or by proxy, to cumulate his or her vote for Directors; that is, to multiply the number of votes to which he or she may be entitled by the number of Directors to be elected, and


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he or she may cast the whole number of such votes for one candidate or he or she may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

                  (d) Upon demand, made by a shareholder at any election for Directors before voting begins, the election shall be by ballot.

         Section 2.7 Record Date. (a) The Board of Directors may fix a time, not more than ninety (90) days, prior to the date of any meeting of or action by the shareholders or the date fixed for payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or to express consent or dissent to action in writing without a meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to express consent or dissent to action in writing without a meeting or to receive payment of such dividend or to receive such allotment or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

                  (b) In the event that no such record date is fixed, then the record date for all of such purposes shall be thirty (30) days (i) next preceding the date of such meeting, (ii) prior to the day on which the first written consent or dissent is filed with the Secretary of the Corporation, (iii) prior to the date fixed for payment of such dividend, distribution or allotment of rights.

         Section 2.8 Proxies. (a) Every shareholder entitled to vote or to express consent or dissent to any corporate action may authorize another person to act for him by proxy vote. Every proxy shall be executed in writing by the shareholder or by his or her duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                  (b) The term "coupled with an interest" refers to an interest in the share itself or an interest in the Corporation generally and includes (1) vote pooling or similar arrangement among shareholders, (ii) agreements among shareholders or between the Corporation and one or


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more shareholders regarding the voting of shares and (iii) unrevoked proxies in favor of existing or potential creditors of a shareholder.

         Section 2.9 Voting Lists. The Officer or Agent having charge of the transfer books for the shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         Section 2.10 Judges of Election. In advance of any meeting of the shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may and, upon request of any shareholder or his or her proxy, shall make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as judge. The judges of the election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions arising in any way in connection with the right to vote, count and tabulate all votes, determine the results and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of an election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting or of any shareholder or his or her proxy, the judges shall make a report in writing of any question or matter determined by them and execute a certificate of fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 2.11 Unanimous and Partial Consent of Shareholders. (a) Any action required to be taken at a meeting of the shareholders may be taken without a meeting, if prior to or subsequent to the action, a consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                  (b) Any action required or permitted to be taken at a meeting of shareholders or a class of shareholders of the Corporation may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voting. The consents shall be filed with the Secretary of the Corporation. The action shall not become effective until after ten (10) days written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

         Section 2.12 Telephone Participation. One or more shareholders shall be considered present and may participate in any meeting of the shareholders by means of any communications equipment whereby all persons in the meeting can hear each other.


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                                   ARTICLE III

                                    DIRECTORS

         Section 3.1 Number of Directors. The number of Directors which shall constitute the whole Board shall be a minimum of one (1) and a maximum of five
(5), as determined by the Shareholders either at their Annual Meeting or at a Special Meeting. Directors shall be natural persons of full age and need not be residents of Pennsylvania or shareholders in the Corporation. Except as hereinafter provided in the case of vacancies, Directors, other than those constituting the first Board of Directors, shall be elected by the shareholders.

         Section 3.2 Term. Each Director shall be elected to serve for the term of one year and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation or removal.

         Section 3.3 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board, though less than a quorum or by a sole remaining Director, and each person so elected shall be a Director to serve for the balance of the unexpired term of the Director whose seat is vacant.

         Section 3.4 Power of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

         Section.3.5 Place of Meeting. The meetings of the Board of Directors may be held at such a place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

         Section 3.6 Annual Meeting. The first meeting of each newly elected Board may be held immediately after the annual meeting of Shareholders or at such time and place as shall be fixed by the shareholders at the meeting at which such Directors were elected and no notice shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present; or it may convene at such time and place as may be fixed by the consent of all the Directors.

         Section 3.7 Regular Meetings. Regular meetings of the Board may be held at such time and place as shall be determined from time to time, by Resolution of at least a majority of the Board at a duly convened meeting, or by unanimous written consent. Notice of regular meetings


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of the Board shall be given each Director at least two (2) days before each meeting, either personally or by mail or by telegram.

         Section 3.8 Special Meetings. Special meetings of the Board may be called by any officer of the corporation or by any two (2) Directors of the Corporation on three (3) days notice to each Director, either personally; by first class or express mail, postage prepaid; by telegram, telex with answerback received, or by telecopier with answerback received to his or her address or telex, telecopier or telephone number. If notice is mailed, then such notice win be deemed to be given when deposited in the United States mail properly addressed with proper postage thereon. If by telegram, then when delivered to the telegraph company and if by telex or telecopier when transmitted or sent by the telex or telecopier machine.

         Section 3.9 Quorum and Adjournment. At all meetings of the Board, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of the majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.10 Actions by Consent. If all the Directors shall severally or collectively consent in writing prior to or subsequent to any action to be taken by the Corporation, and that writing is filed with the Secretary of the Corporation, such action shall be valid as a corporate action as though it had been authorized at a meeting of the Board of Directors.

         Section 3.11 Telephone Meetings. One or more Directors shall be considered present and may participate in any meeting of the Board by means of any communications equipment whereby all persons participating at the meeting can hear each other.

         Section 3.12 Removal of Directors. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for dishonesty, conflict of interest, actions injurious to the Corporation, misconduct in office or substantial nonperformance or failure to perform with the standard of care established in these bylaws.

         Section 3.13 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent will not apply to a Director who voted in favor of such action.


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         Section 3.14 Personal Liability. Except for the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or Federal law, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless (a) such Director has breached or failed to perform his or her duties as a director, including his or her duties as a member of any Committee of the Board of Directors upon which he or she may serve, pursuant to the standard of care set forth below, and (b) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 3.15 Standard of Care. (a),Each Director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a Director, including his or her duties as a member of any Committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interest of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                  (1) One or more Officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented.

                  (2) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such person.

                  (3) A Committee of the Board upon which he or she does not serve, duly designated in accordance with the law, as to matters within its designated authority, which Committee the Director reasonably believes to merit confidence.

A Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

                  (b) In discharging the duties of their respective positions, the Board of Directors, Committees of the Board and individual Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (a) of this Section 3.15.

                  (c) Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.


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         Section 3.16 Executive and Other Committees. The Board of Directors
may, by Resolution adopted by a majority of the whole Board, designate two or more of its number to constitute an Executive Committee or other Committees which, to the extent provided in such Resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation except that such Committee shall have no authority to (i) submit action to the shareholders; (ii) create or fill vacancies in the Board of Directors; (iii) adapt, amend or repeal bylaws; (iv) amend resolutions of the Board; (v) act on matters committed in these bylaws or by resolution to another Committee of the Board. Vacancies in the membership of any Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each Committee shall keep regular minutes of its proceedings and report the same to the Board when required. In the absence or disqualification of any member of a Committee, if no alternates have been designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member.

         Section 3.17 Compensation of Directors. Directors may be compensated for their services by Resolution of the Board and a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the Board or at meetings of the Executive Committee or other Committee established by the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Designation of Officers. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose one or more Vice Presidents and such other Officers and Assistant Officers and Agents as the needs of the Corporation may require, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be determined by Resolution of the Board. The Officers of the Corporation need not be Directors.

         Section 4.2 Qualification. The President and Secretary shall be natural persons of full age; the Treasurer may be a corporation, but, if a natural person, shall be of full age. Any number of offices may be held by the same person.

         Section 4.3 Compensation. The salaries of all Officers and Agents of the corporation shall be fixed by the Board of Directors.

         Section 4.4 Term and Removal. The Officers of the Corporation shall hold office until their successors are chosen and have qualified. Any Officer or Agent, elected or appointed by


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the Board of Directors, may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.5 Vacancies. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 4.6 Chairman of the Board. The Board of Directors may elect a Chairman of the Board. If a Chairman has been elected, the Chairman of the Board of Directors, shall preside at all meetings of the shareholders and of the Directors at which he or she is present and shall have such authority and perform such duties as the Board of Directors may designate.

         Section 4.7 The President. The President shall be the chief executive officer of the Corporation. He or she shall preside at all meetings of the shareholders and directors in the absence of or in the event of a vacancy in the office of Chairman of the Board, shall be ex officio a member of the Executive Committee, and subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and Resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts and instruments which the Board of Directors has authorized, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or Agent of the Corporation.

         Section 4.8 Vice-President. The Vice-President shall, in the absence, disability, inability or refusal to act of the President, perform the duties and exercise the powers of the President, and shall perform such other 'duties as shall from time to time be imposed by the Board of Directors.

         Section 4.9 Secretary. The Secretary of the Corporation will: (a) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.10 Treasurer. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and credit of the Corporation in such depositories as shall be designated by the Board of Directors.



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                  (b) He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.

                  (c) If required by the Board of Directors, he or she shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board of Directors for the faithful discharge of the duties of his or her office.

         Section 4.11 Standard of Care. An Officer shall perform his or her duties as an officer in good faith in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of being an Officer of the Corporation.

                                    ARTICLE V

                             CERTIFICATES OF SHARES

         Section 5.1 Certificates. The certificates of shares of the Corporation shall be numbered and registered in a share register of the Corporation as they are issued. The share register shall give the names and addresses of all shareholders and the number and class of shares held by each. The certificate shall state that the Corporation is incorporated under the laws of Pennsylvania the name of the registered holder and the number and class of shares and the series, if any, represented thereby.

         Section 5.2 Signature. Every share certificate shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, but where such certificate is signed by a transfer agent or by a transfer clerk of the Corporation and/or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any Officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such Officer because of death, resignation, or otherwise, before such certificate is issued, it may be issued by the Corporation with the same effect as if the Officer had not ceased to be such at the date of its issue.

         Section 5.3 Transfer of Shares. Upon surrender to the Corporation or its transfer agent of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

         Section 5.4 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holders in fact thereof, and accordingly, shall not be



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bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of the fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. Notwithstanding the foregoing, the Board of Directors may adopt, if it, in its sole discretion, deems it advisable, a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in his or her name are held for the account of a specific person, whereupon the persons specified shall be deemed the holders of record.

         Section 5.5 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an Affidavit of that fact by the person claiming the share certificate to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond or other indemnification in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 6.1 Contracts. The Board of Directors may authorize any Officer or Officers, Agent or Agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 6.2 Loans. No loans can be contracted on behalf of the Corporation and no evidences of indebtedness issued in its name unless authorized by a Resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 6.3 Other Documents. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation will be signed by such Officer or Officers, Agent or Agents of the Corporation and in such manner as the Board of Directors, from time to time by resolution, may designate.

         Section 6.4 Deposits. All funds of the Corporation not otherwise employed will be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.


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                                   ARTICLE VII

                           DIVIDENDS AND DISTRIBUTIONS

         Section 7.1 Declaration of Dividends and Distributions. Unless otherwise limited by law, or by the Articles of Incorporation or these bylaws, dividends and distributions upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends or distributions may be paid in cash, in property, or in shares of the Corporation.

                                  ARTICLE VIII

               INDEMNIFICATIONS OF DIRECTORS, OFFICERS AND OTHERS

         Section 8.1 Indemnification Rights of Directors and Officers. Every Director and Officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability actually and in good faith paid or incurred by such Director or Officer in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any investigation, claim, action, suit or proceeding brought by or in the right of the Corporation) in which he or she may be involved, as a party, witness or otherwise, by reason of such Director or Officer being or having been a Director or Officer of the Corporation or by reason of the fact that such Director or Officer is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such investigation, claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, however, that no such right or indemnification shall exist where prohibited by law or where the Director's or Officer's act(s) or failure to act giving rise to an Action and claim for indemnification is determined by a court to have constituted self-dealing, a breach of statutory standards of care and justifiable reliance of and for his or her office, or to have constituted willful misconduct or recklessness; nor shall any such right of indemnification exist in an action by (but not in the right of) the corporation against an Officer unless such Officer has been successful on the merits or otherwise in defense of an Action, in which event he or she shall be indemnified against expenses actually and reasonably incurred in connection therewith. FURTHER PROVIDED, that no such right of indemnification shall exist with respect to an Action brought by a Director as such against the Corporation unless (i) such action is brought to enforce a claim for indemnification for expenses legally cognizable under the bylaws or under any agreement or vote of shareholders or Directors providing for indemnification of the Director as such; or (ii) such action is other than a claim for indemnification for expenses and the Director is successful in whole or in part upon the merits in such Action, or (iii) the indemnification is included in a settlement of, or is awarded by a court in, such Action.



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



         Section 8.2 Indemnification of Others. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article.

         Section 8.3 Certain Definitions. As used in this Article, "indemnitee" shall include each Director and Officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of indemnification as provided above; "expenses" shall mean fees and expenses of counsel for a party to an Action, and all other expenses (except any liability) including disbursements, travel expenses, fees and expenses for expert witnesses, costs of investigation, discovery, preparation for trial, trial and appeal; and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

         Section 8.4 Right to Advancement of Expenses. All expenses incurred in good faith by or on behalf of an indemnitee is defending an Action (including a derivative Action brought in the right of the Corporation, but not including an Action brought by the Corporation alleging self-dealing, willful misconduct, recklessness or breach of fiduciary standards of conduct) shall upon written request submitted to the Secretary of the Corporation, be paid by the Corporation in advance of the final disposition of such Action. Any such written request for advancement of expenses shall be accompanied by such supporting documentation as is reasonably available to the indemnitee and reasonably necessary for a determination of whether and to what extent the indemnitee is entitled to indemnification and advancement of expenses. Any such written request for advancement of expenses shall further be accompanied by a written undertaking by or on behalf of such claiming indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

         Section 8.5 Right of Indemnitee to Initiate Action. If a written claim for indemnification or for advancement of expenses under this Article is not paid-in-full by the Corporation within thirty (30) days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. The indemnitee shall not be entitled to recover punitive or exemplary damages for failure or refusal by the Corporation to honor a request for indemnification or for advancement of expenses.

         Section 8.6 Insurance and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee, against expenses and liability asserted or incurred by any indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such expense or liability by law, under an agreement, or under this Article or otherwise. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such amounts as may be necessary to effect indemnification.



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         Section 8.7 Indemnity Agreements. The Corporation may enter into agreements with any Director, Officer, employee, agent or representative of the Corporation, which agreements may grant rights to the indemnitee or create obligations of the Corporation in furtherance of, different from, or in addition to, but not in limitation of, those provided in this Article and, unless required by law, without shareholder approval of any such agreement. Without limitation of the foregoing, the Corporation may obligate itself (i) to maintain insurance on behalf of the indemnitee against certain expenses and liabilities and (ii) to contribute to expenses and liabilities incurred by the indemnitee in accordance with the application of relevant equitable considerations to the relative benefits to, and the relative fault of, the Corporation.

         Section 8.8 Non-Exclusivity, Nature and Extent of Rights. The right of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or bylaws, charter provision, vote of shareholders or directors or otherwise,
(ii) shall be deemed to create contractual rights in favor of each indemnitee, and (iii) shall continue as to each person who has ceased to have the status pursuant to which he or she or she was entitled or was denominated as entitled to indemnification and advancement of expenses hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee. The rights provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

         Section 8.9 Validity; Legality, Enforceability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason (i) such provision shall be invalid, illegal or unenforceable only to the extent of such prohibition, and the validity, legality and enforceability of the remaining provision of this Article shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the remaining provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Financial Report to the Shareholders. Unless otherwise agreed between the Corporation and a shareholder, the Corporation shall cause to be sent to the shareholders, within one hundred twenty days after the close of the fiscal year, a financial report as of the closing date of the preceding fiscal year. Such report shall include a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. Such statements shall be accompanied by a report of the accountant if audited or reviewed by a public accountant and shall be prepared in accordance with generally accepted accounting principles if financial statements are prepared for the fiscal year on that basis for any purpose. If the statements are not


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audited or reviewed by a public accountant, they shall be accompanied by a statement of the person in charge of the financial records stating his or her reasonable belief as to whether or not the statements were prepared in accordance with generally accepted accounting principles, and if not, describing the basis of presentation and describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

         Section 9.2 Fiscal Year. The fiscal year of the corporation shall be fixed by Resolution of the Board of Directors.

         Section 9.3 Seal. In the event the Board of Directors determines to adopt a seal for the Corporation, the corporate seal shall have inscribed thereon the name of the corporation, the state of incorporation, the year of its organization and the words "Corporate Seal". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         Section 9.4 Notices. (a) Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these bylaws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, or by telex or telecopier transmission to his or her address appearing on the books of the Corporation or to his or her telex, telephone or telecopier number supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.

                  (b) Any notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 9.5 Number and Gender. For the purposes of these By-laws, the masculine or the feminine shall be deemed to include the other gender and the neuter, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.

                                    ARTICLE X

                                   AMENDMENTS

         Section 10.1 Amendments. These bylaws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or one of the purposes or by a majority



                                     - 15 -

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vote of the members of the Board of Directors at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the Directors.













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